UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2009

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2009, Vortex Resources Corp. (the “Company”) entered into a non-binding Term Sheet (the “Term Sheet”) with Yasheng Group, Inc., a California corporation (“Yasheng”) in connection with the development of a logistics centre.  Yasheng is an agriculture conglomerate which has subsidiaries located in the Peoples Republic of China who are engaged in the production and distribution of agricultural, chemical and biotechnological products to the United States, Canada, Australia, Pakistan and various European Union countries as well as in China.

Pursuant to the Term Sheet, the Company granted Yasheng an irrevocable option to merge all or part of its assets into the Company (the “Yasheng Option”). If Yasheng exercises the Yasheng Option, as consideration for the transaction to be completed between the parties, the Company will issue Yasheng such number of shares of the Company’s common stock calculated by dividing the value of the assets which will be included in the transaction with the Company by the volume weighted average price of the Company’s common stock as quoted on a national securities exchange or the Over-the-Counter Bulletin Board for the ten days preceding the closing date of such transaction. The value of the assets contributed by Yasheng will be based upon the asset value set forth in Yasheng’s audited financial statements provided to the Company prior to the closing of any such transaction.

On June 18, 2009, as a result of Yasheng’s efforts, Zhangye Golden Dragon Industrial Co., Ltd., a company which is not affiliated with Yasheng (“Golden Dragon”), delivered a notice whereby it has advised that it wishes to exercise the Yasheng Option by merging into the Company in consideration of shares of preferred stock with a stated value in the amount of $220,000,000 that may be converted at a $1.10 per share, a premium to the Company’s current market price, into 200,000,000 shares of common stock of the Company.  The shareholders of Golden Dragon (the “Shareholders”) are all foreign citizens.  As a result, the issuance, if consummated will be in accordance with Regulation S as adopted under the Securities Act of 1933, as amended.  Further, the Shareholders are entitled to assign such shares as each deems appropriate.  In addition, the Company is required to raise $20,000,000 to be used by Golden Dragon for working capital purposes.

Golden Dragon is a Chinese corporation with primary operation in Gansau province of China.  The Company designs, develops, manufactures and markets farming and sideline products including fruits, barley, hops and agricultural materials.

The closing of the acquisition will require the completion of definitive documentation and completion of due diligence.  Final closing is subject to approval of the final definitive agreements by the Boards of Directors of Golden Dragon and the Company as well as the raising of $20,000,000 by the Company.  There is no guarantee that the parties will reach a final agreement, that the Company will be able to raise the required funds to close the transaction or that the transaction will close on the terms set forth above.  Further, as Yasheng introduced Golden Dragon to the Company, the Company will require that the Board of Directors of Yasheng approve the transaction as well.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yasheng Eco-Trade Corporation

	By:	/s/ YOSSI ATTIA
	Name:	Yossi Attia
	Title:	Chief Operating Officer

Date: August 5, 2009
Beverly Hills, California